Exhibit 99.1

Press Release

Las Vegas Sands Corp. Reports Fourth Quarter

and Full Year 2008 Results

Fourth Quarter 2008 Net Revenue Increases 4.3% to $1.09 Billion

Full Year 2008 Net Revenue Increases 48.8% to $4.39 Billion

Cost Savings Programs Target Increased to Generate Approximately

$250 Million in Annualized Savings

Las Vegas, NV (February 11, 2009)—Las Vegas Sands Corp. (NYSE: LVS), today reported financial results for the quarter ended December 31, 2008.

Company-Wide Operating Results

Net revenue for the fourth quarter of 2008 increased 4.3% to $1.09 billion, compared to $1.05 billion in the fourth quarter of 2007. Consolidated adjusted property EBITDAR in the fourth quarter of 2008 decreased 17.7% to $244.0 million, compared to $296.3 million in the year-ago quarter. On a GAAP (Generally Accepted Accounting Principles) basis, operating loss, which includes non-cash impairment charges of $37.6 million primarily related to assets associated with business development activities in Asia, was $34.4 million versus operating income of $133.6 million in the fourth quarter of 2007.

Adjusted net loss (see note 1) was $17.8 million compared to an adjusted net income of $71.1 million in the fourth quarter of 2007. The decrease in adjusted net income of $88.9 million reflects increases in net interest expense and depreciation and amortization expense. On a GAAP basis, net loss attributable to common stockholders in the fourth quarter of 2008 was $136.5 million, compared to net income attributable to common stockholders of $39.9 million in the fourth quarter of 2007. The decrease in GAAP net income attributable to common stockholders of $176.4 million reflects increases in net interest expense, pre-opening expense, depreciation and amortization expense, and asset impairment loss as well as accumulated dividends on preferred stock, partially offset by a benefit for income taxes and an increase in other income, which is primarily composed of foreign currency gains. A portion of the net loss attributable to common stockholders is driven by increased costs related to properties that have not yet opened or have yet to reach their full revenue potential.

Full-year 2008 net revenue increased 48.8% to $4.39 billion compared to $2.95 billion in 2007. Adjusted net income was $44.8 million in 2008, compared to adjusted net income of $309.5 million in 2007. The decrease in adjusted net income of $264.7 million was driven principally by the full-year impact of increased operating costs, increases in depreciation and amortization expense of $304.4 million, and net interest expense of $229.7 million, partially offset by an increase in revenues. On a GAAP basis, net loss attributable to common stockholders was $188.8 million in 2008, compared to net income attributable to common stockholders of $116.7 million in

2007. The decrease in GAAP net income attributable to common stockholders of $305.5 million was principally driven by the increases in operating costs, depreciation and amortization expense, and net interest expense mentioned above. A portion of the net loss attributable to common stockholders is driven by increased costs related to properties that have not yet opened or have yet to reach their full revenue potential.

Fourth Quarter Highlights

William P. Weidner, president and COO stated, “We remain focused on the execution of our business plan as presented in November of 2008. That plan calls for us to focus on three basic objectives. First, to maximize our cash flow from current operations in Las Vegas and Macao, principally through the implementation of cost savings programs and the achievement of operating efficiencies throughout our company. Second, to complete on time and on budget our properties currently under development in Singapore and Bethlehem, Pennsylvania. Third, to pursue the sale of non-core assets, which has always been an important component of our business plan.

"Our fourth quarter results reflect a respectable operating performance against our first objective, as our properties in Las Vegas and Macao delivered solid cash flows in the face of challenging economic environments in both markets. Our target for cost savings initiatives has been increased to $250 million on an annual basis and these savings are designed to reduce our structural costs for a leaner environment while preserving the service standards that our guests expect us to deliver.

"The Venetian Macao continues to generate strong cash flow despite difficult operating conditions, particularly in the Rolling Chip segment of the Macao marketplace. Visitation to The Venetian Macao increased by 17.7% this quarter compared to the quarter one year ago, while visitation to Macao overall increased by approximately 2.6% in the same period. The 6.7 million fourth quarter visitors to The Venetian Macao, an average of nearly 73,000 visitors per day, were the most ever to visit the property in its history. That strong visitation provided the foundation for record slot play and the property’s most profitable quarter for hotel operations. Our CotaiJet ferry service delivered increased visitation to the Cotai Strip as both its passenger count and its share of the Hong Kong to Macao ferry route increased during the quarter.

"The operating results of The Venetian and The Palazzo Las Vegas clearly reflect the demanding operating environment in Las Vegas. Our efforts to control costs and generate efficiencies across our integrated resort complex expanded throughout the fourth quarter. These ongoing efforts will allow us to maximize our cash flows from our Las Vegas properties in the current operating environment, and to benefit from those efficiencies as conditions in Las Vegas improve in the future,” said Mr. Weidner.

Las Vegas Fourth Quarter Operating Results

Despite the weakened economy and difficult operating conditions in Las Vegas, The Venetian and The Palazzo were able to generate solid cash flow. All our revenue categories showed increases compared to last year, reflecting the opening of The Palazzo. Hotel revenues were up compared to last year, with occupancy running at 93.7% across our Las Vegas properties. Gaming volumes were solid for our Las Vegas operations, with table games drop up 36.9% and slot handle up 33.3% compared to the fourth quarter last year. Our table games win percentage of 19.9% was down significantly compared to our hold of 24.1% in last year’s fourth quarter. The Palazzo completed its first full year of operations and has gained traction with both gaming and hotel customers. Our group business continues to fill hotel rooms during the slower mid-week periods, and our market-leading convention and group meeting assets will allow us to target our marketing efforts to those group segments that continue holding meetings despite weaker economic conditions. We remain focused on opportunities to reduce our cost structure and have increased our cost savings target to approximately $125 million of annualized cost savings across our Las Vegas operations. We are confident that these initiatives, together with the advantages of our group strategy and our broad array of product offerings, will allow us to weather the storm in Las Vegas and reap the benefits of a lower cost structure when conditions improve.

The following table summarizes our key operating results for our Las Vegas operations for the fourth quarter 2008 compared to 2007:

	Three Months Ended December 31,
Las Vegas Operations
(In millions, except for percentages)	2008	2007	$ Change	% Change

Revenues:
Casino	$134.9	$116.1	$18.8	16.2%
Rooms	126.6	90.0	36.6	40.7%
Food & Beverage	65.2	46.6	18.6	39.9%
Retail & Other	44.1	26.2	17.9	68.3%
Less - promotional allowances	(43.8)	(20.3)	(23.5)	115.8%
Net Revenues	$327.0	$258.6	$68.4	26.5%

Adjusted Property EBITDAR	$89.6	$105.6	$(16.0)	-15.2%
EBITDAR Margin %	27.4%	40.8%		-13.4pts

Operating Income	$14.6	$77.2	$(62.6)	-81.1%

Gaming Statistics
(In millions, except for percentages)

Table Games Drop	$504.4	$368.5	$135.9	36.9%
Table Games Win % (1)	19.9%	24.1%		-4.2 pts

Slot Handle	$957.2	$718.2	$239.0	33.3%
Slot Hold % (2)	5.4%	5.7%		-0.3 pts

Hotel Statistics

The Venetian Las Vegas:
Occupancy %	91.9%	94.8%		-2.9 pts
Average Daily Rate (ADR)	$203	$258	$(55)	-21.3%
Revenue per Available Room (RevPAR)	$186	$244	$(58)	-23.8%

The Palazzo:
Occupancy %	96.0%	N/A
Average Daily Rate (ADR)	$217	N/A
Revenue per Available Room (RevPAR)	$208	N/A

(1) This compares to our expected table games win percentage of 20% to 22% (calculated before discounts).

(2) This compares to our expected slot hold percentage of 6% to 7% (calculated before slot club cash incentives).

Venetian Macao Fourth Quarter Operating Results

The Venetian Macao delivered a solid operating performance in Macao’s current operating environment. Visitation at The Venetian Macao remains robust, setting another quarterly record with more than 6.7 million visitors to the property during the fourth quarter. The Venetian Macao has now welcomed over 31 million visitors since opening in August 2007, illustrating the broad appeal of our market-leading investments in Asia's first integrated resort. The record setting number of visitors to the property contributed to another quarterly record in slot play, while hotel revenues also set a quarterly record for the property, with ADR of $236 and occupancy of hotel rooms greater than 90%. We are pleased with the maturation process of the Venetian Macao and the growing diversification of its revenue streams. The diversified nature of The Venetian Macao’s cash flows is an important asset in today’s operating environment. While we expect the Macao market overall to experience declining Rolling Chip play in 2009 compared to 2008, only approximately 15% of The Venetian Macao’s cash flow was derived from the Rolling Chip play segment in the fourth quarter of 2008. Our cost savings programs are also an important component of our operating strategy in Macao, and given the suspension of our development plans on sites five and six on the Cotai Strip, we have additional opportunities to reduce our cost structure with a goal to generate total annual cost savings of approximately $125 million across all of our Macao operations.

While development work on future properties on the Cotai Strip has been suspended in the current environment, we will continue targeted investments in transportation infrastructure to encourage visitation and improve the customer experience for Macao's visitors. Our CotaiJet ferry service increased its sailings in January to provide 72 daily sailings between Hong Kong's Shun Tak ferry terminal and the Cotai Strip. Additional ferries will be placed into service this Spring, providing us with the ability to run ferries on 15 minutes intervals as needed to meet demand.

The following table summarizes our key operating results for The Venetian Macao for the fourth quarter 2008 compared to 2007:

Venetian Macao Operations	Three Months Ended December 31,
(In millions, except for percentages)	2008	2007	$ Change	% Change
Revenues:
Casino	$379.1	$418.3	$(39.2)	-9.4%
Rooms	55.3	51.3	4.0	7.8%
Food & Beverage	18.3	17.6	0.7	4.0%
Retail & Other	44.6	34.2	10.4	30.4%
Less - promotional allowances	(25.9)	(21.0)	(4.9)	23.3%
Net Revenues	$471.4	$500.4	$(29.0)	-5.8%

Adjusted Property EBITDAR	$112.8	$117.9	$(5.1)	-4.3%
EBITDAR Margin %	23.9%	23.6%		0.3pts

Operating Income	$61.3	$70.1	$(8.8)	-12.6%

Gaming Statistics
(In millions, except for percentages)

Rolling Chip Volume	$8,515.3	$12,344.2	$(3,828.9)	-31.0%
Rolling Chip Win % (1)	2.82%	2.72%		0.1 pts

Non-Rolling Chip Table Games Drop	$867.8	$858.7	$9.1	1.1%
Non-Rolling Chip Table Games Win % (2)	20.1%	17.5%		2.6 pts

Slot Handle	$572.1	$366.9	$205.2	55.9%
Slot Hold % (3)	7.7%	8.3%		-0.6 pts

Hotel Statistics

Occupancy %	90.2%	88.1%		2.1 pts
Average Daily Rate (ADR)	$236	$224	$12	5.3%
Revenue per Available Room (RevPAR)	$213	$198	$15	7.6%

(1) This compares to our expected Rolling Chip win percentage of 3.0% (calculated before discounts and commissions).

(2) This compares to our expected Non-rolling win percentage of 18% to 20% (calculated before discounts).

(3) This compares to our expected slot hold percentage of 6% to 7% (calculated before slot club cash incentives).

Four Seasons Macao Fourth Quarter Operating Results

The opening of the Four Seasons Macao in August 2008 brought the world-class Four Seasons brand service to the Cotai Strip, broadening and enhancing the appeal of Macao as a business and leisure destination. While the property’s ramp has been slower than we would have hoped, ADR at the hotel is the highest in the Macao marketplace, and mass gaming revenues are expanding. The operating performance of the Four Seasons Macao will benefit from the opening of additional amenities in the future, including two floors of exclusive Paiza Club gaming capacity, and 19 private Paiza mansions, each with its own private gaming area. These new offerings are targeted to open in April, and the introduction of these assets will coincide with the launch of a new marketing campaign to introduce the property’s complete set of amenities to the marketplace.

Net revenues for the Four Seasons Macao was $42.2 million in the fourth quarter of 2008, which consisted primarily of casino revenues of $30.2 million. Rolling Chip volume for the quarter was $464.9 million and our Rolling Chip win percentage was 3.07%. Non-Rolling drop was $83.1 million and our Non-Rolling win percentage was 21.6%. Slot handle totaled $30.3 million and our hold percentage was 5.4%.

Sands Macao Fourth Quarter Operating Results

Although the results of the Sands Macao clearly reflect the competitive environment for gaming customers on the Macao peninsula, our gaming volumes have remained healthy and reflect the unique market positioning of the Sands Macao on the Macao peninsula. Our Rolling Chip table games play was stronger compared to the same quarter last year, and while our mass volumes were down year over year, they continue to reflect healthy play. Looking ahead, we expect to improve our performance at the property by further reducing the Sands' cost structure.

The following table summarizes our key operating results for Sands Macao for the fourth quarter 2008 compared to 2007:

Sands Macao Operations	Three Months Ended December 31,
(In millions, except for percentages)	2008	2007	$ Change	% Change

Revenues:
Casino	$243.0	$282.8	$(39.8)	-14.1%
Rooms	6.8	6.5	0.3	4.6%
Food & Beverage	10.3	11.9	(1.6)	-13.4%
Retail & Other	1.1	3.3	(2.2)	-66.7%
Less -promotional allowances	(14.0)	(16.2)	2.2	-13.6%
Net Revenues	$247.2	$288.3	$(41.1)	-14.3%

Adjusted Property EBITDAR	$52.3	$77.0	$(24.7)	-32.1%
EBITDAR Margin %	21.2%	26.7%		-5.5 pts

Operating Income	$38.7	$62.9	$(24.2)	-38.5%

Gaming Statistics
(In millions, except for percentages)

Rolling Chip Volume	$6,136.1	$5,918.4	$217.7	3.7%
Rolling Chip Win % (1)	2.88%	2.74%		0.14 pts

Non-Rolling Chip Table Games Drop	$593.3	$775.5	$(182.2)	-23.5%
Non-Rolling Chip Table Games Win % (2)	17.9%	19.1%		-1.2 pts

Slot Handle	$252.3	$268.7	$(16.4)	-6.1%
Slot Hold % (3)	7.4%	6.9%		0.5 pts

Hotel Statistics

Occupancy %	98.1%	97.8%		0.3 pts
Average Daily Rate (ADR)	$265	$254	$11	4.3%
Revenue per Available Room (RevPAR)	$260	$248	$12	4.8%

(1) This compares to our expected Rolling Chip win percentage of 3.0% (calculated before discounts and commissions).

(2) This compares to our expected Non-rolling win percentage of 18% to 20% (calculated before discounts).

(3) This compares to our expected slot hold percentage of 6% to 7% (calculated before slot club cash incentives).

Other Factors Affecting Earnings

Other Asia adjusted property EBITDAR, principally consisting of our CotaiJet ferry service and other regional marketing activities, had a negative impact on consolidated adjusted property EBITDAR of $15.4 million, of which $3.8 million related to the current operations of our CotaiJet ferry service and $11.6 million related to regional marketing activities.

Pre-opening expenses related principally to Marina Bay Sands in Singapore, Sands Bethlehem, the Four Seasons Macao, and other resorts on the Cotai Strip were $56.9 million in the fourth quarter of 2008, compared to $36.1 million in the fourth quarter of 2007.

Depreciation and amortization expense was $142.2 million in the fourth quarter of 2008, compared to $81.3 million in the fourth quarter of 2007. The increase was principally driven by increased depreciation related to the openings of The Palazzo Las Vegas and the Four Seasons Macao.

Interest expense, net of amounts capitalized, was $128.1 million for the fourth quarter of 2008, compared to $83.2 million during the fourth quarter of 2007. The increase is primarily the result of reduced capitalized interest during the quarter and increased borrowings to support the company's development projects. Capitalized interest was $30.6 million during the fourth quarter of 2008, compared to $54.2 million during the fourth quarter of 2007.

Impairment losses recognized in the quarter related to assets associated with marketing activities in Asia and resulted in a non-cash charge of $37.6 million.

Corporate expense was $21.8 million in the fourth quarter of 2008, compared to $27.9 million in the fourth quarter of 2007. The decrease was principally driven by decreased incentive compensation and legal expenses.

Other income (expense), which is principally composed of foreign currency gains or losses, reflects income of $7.9 million in the fourth quarter of 2008, compared to an expense of $16.4 million in the fourth quarter of 2007.

The company's effective tax rate for the twelve months ended December 31, 2008 reflects a beneficial rate of 26.2%. The rate is primarily driven by the 0% tax rate on our Macao gaming operations and non-deductible pre-opening expenses and non-gaming losses in foreign jurisdictions for which no current tax benefit is provided.

Balance Sheet Items

Unrestricted cash balances as of December 31, 2008, stood at $3.04 billion while restricted cash balances were $194.8 million. Of the restricted cash balances, $124.1 million is restricted for Macao-related construction and $61.9 million is restricted for construction of Marina Bay Sands in Singapore.

As of December 31, 2008, total debt outstanding, including the current portion, was $10.47 billion. Principal payments required to be repaid in 2009 and 2010 total $114.6 million and $197.6 million, respectively.

Capital Expenditures

Capital expenditures during the fourth quarter totaled $880.6 million. This includes construction and development activities of $479.2 million in Macao, $188.8 million for Marina Bay Sands in Singapore, $106.8 million at Sands Bethlehem, and $105.8 million in Las Vegas. The Las Vegas capital expenditures were principally for The Palazzo and the Shoppes at The Palazzo, and included approximately $30.0 million at the suspended St. Regis Residences in Las Vegas.

Development Update

Sheldon G. Adelson, chairman and CEO stated, “Development work on Marina Bay Sands, in Singapore, and Sands Bethlehem, in Bethlehem, Pennsylvania, continues to progress, with both projects generally tracking to our previously disclosed budgets and opening schedules. In Bethlehem, we are preparing for an opening of Sands Bethlehem in less than four months, in the second quarter of 2009, while in Singapore, we are targeting an opening date for Marina Bay Sands in less than one year. We look forward to bringing these two new properties online, and we expect each to significantly increase our cash flows.”

Concluding Comments

Mr. Adelson continued, “We remain confident that the revised business plan we introduced in November provides the flexibility to manage through the current operating conditions in Las Vegas and Macao while preserving the value of our important developments in Singapore and Bethlehem, Pennsylvania. While developments beyond Marina Bay Sands in Singapore and Sands Bethlehem in Bethlehem, Pennsylvania are suspended until both the operating and financing environments improve, the remainder of our plan, including the sale of non-core assets, remains consistent with my original vision for the company.”

###

Conference Call Information

The company will hold a conference call to discuss the company's results on Wednesday, February 11, 2009 at1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). Interested parties can listen to the conference call through a live audio webcast at www.lasvegassands.com (click on Investor Information).

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, general economic conditions, competition, new ventures, substantial leverage and debt service, government regulation, legalization of gaming, interest rates, future terrorist acts, insurance, gaming junket operators, risks relating to our Macao gaming subconcession, infrastructure in Macao and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such information.

Note 1

Adjusted net income (loss) excludes pre-opening expense, development expense, impairment loss, loss on disposal of assets, loss on early retirement of debt, accumulated but undeclared dividends on preferred stock, and accretion to redemption value of preferred stock issued to Principal Stockholder’s family.

About Las Vegas Sands Corp.

ABOUT LAS VEGAS SANDS CORP.

Las Vegas Sands Corp. (NYSE: LVS) is the leading international developer of multi-use integrated resorts.

The Las Vegas, Nevada-based company owns and operates The Venetian Resort-Hotel-Casino, The Palazzo Resort-Hotel-Casino, and the Sands Expo and Convention Center in Las Vegas and The Venetian Macao Resort-Hotel and the Sands Macao in the People’s Republic of China (PRC) Special Administrative Region of Macao. The company also owns the Four Seasons Hotel Macao and is constructing two additional integrated resorts: Sands Casino Resort Bethlehem™ in Eastern Pennsylvania and Marina Bay Sands™ in Singapore.

LVS is also creating the Cotai Strip™, a master-planned development of resort-casino properties in Macao. At completion, the Cotai Strip will feature approximately 21,000 rooms from world-renowned hotel brands such as St. Regis, Sheraton, Shangri-La, Traders, Hilton, Conrad, Fairmont, Raffles, Holiday Inn, and InterContinental.

Contacts:

Investment Community:	Daniel Briggs	(702) 414-1221
Media:	Ron Reese	(702) 414-3607

Las Vegas Sands

Fourth Quarter 2008 Results

Non-GAAP Reconciliations

Within the company’s fourth quarter 2008 press release, the company makes reference to certain non-GAAP financial measures including “adjusted net income (loss),” “adjusted earnings (loss) per diluted share,” “adjusted EBITDA,” and “adjusted property EBITDAR.” Whenever such information is presented, the company has complied with the provisions of the rules under Regulation G and Item 2.02 of Form 8-K. The specific reasons why the company’s management believes that the presentation of each of these non-GAAP financial measures provides useful information to investors regarding Las Vegas Sands Corp.’s financial condition, results of operations and cash flows has been provided in the Form 8-K filed in connection with this press release.

Adjusted EBITDA consists of operating income (loss) before depreciation and amortization impairment loss, gain or loss on disposal of assets, pre-opening expense, development expense, and stock-based compensation. Adjusted property EBITDAR consists of operating income (loss) before depreciation and amortization, impairment loss, gain or loss on disposal of assets, pre-opening expense, development expense, stock-based compensation, corporate expense, and rental expense. Reconciliations of GAAP operating income (loss) and GAAP net income (loss) to adjusted EBITDA and adjusted property EBITDAR are included in the financial schedules accompanying this release.

Las Vegas Sands Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Revenues:
Casino	$787,126	$817,286	$3,192,099	$2,250,421
Rooms	191,957	147,769	767,129	437,357
Food and beverage	96,747	76,123	369,062	238,252
Retail	47,214	4,125	161,744	13,125
Other	68,831	60,870	245,092	165,267
	1,191,875	1,106,173	4,735,126	3,104,422
Less - Promotional allowances	(98,500)	(57,700)	(345,180)	(153,855)
	1,093,375	1,048,473	4,389,946	2,950,567

Operating Costs and Expenses:
Resort operations	859,423	757,957	3,361,146	2,091,569
Rental expense	7,967	8,646	33,540	31,787
Corporate expense	21,826	27,857	104,355	94,514
Pre-opening expense	56,852	36,056	162,322	189,280
Development expense	1,285	2,501	12,789	9,728
Depreciation and amortization	142,233	81,295	506,986	202,557
Impairment loss	37,568	-	37,568	-
Loss on disposal of assets	600	596	7,577	1,122
	1,127,754	914,908	4,226,283	2,620,557

Operating income (loss)	(34,379)	133,565	163,663	330,010

Interest income	7,973	11,558	19,786	72,464
Interest expense, net of amounts capitalized	(128,116)	(83,180)	(421,825)	(244,808)
Other income (expense)	7,868	(16,397)	19,492	(8,682)
Loss on early retirement of debt	(5,119)	-	(9,141)	(10,705)

Income (loss) before income taxes and noncontrolling interest	(151,773)	45,546	(228,025)	138,279

Benefit (provision) for income taxes	40,167	(5,663)	59,700	(21,591)
Noncontrolling interest	286	-	4,767	-

Net income (loss)	(111,320)	39,883	(163,558)	116,688

Accumulated but undeclared dividend requirement on preferred stock	(6,784)	-	(6,784)	-
Accumulated but undeclared dividend requirement on preferred stock issued to Principal Stockholder's family	(6,854)	-	(6,854)	-
Accretion to redemption value of preferred stock issued to Principal Stockholder's family	(11,568)	-	(11,568)	-

Net income (loss) attributable to common stockholders	$(136,526)	$39,883	$(188,764)	$116,688

Basic earnings (loss) per share	$(0.27)	$0.11	$(0.48)	$0.33
Diluted earnings (loss) per share	$(0.27)	$0.11	$(0.48)	$0.33

Weighted average shares outstanding
Basic	501,692,862	355,077,646	392,131,375	354,807,700
Diluted	501,692,862	357,012,901	392,131,375	355,789,619

Las Vegas Sands Corp. and Subsidiaries

Non-GAAP Measure

(In thousands)

(Unaudited)

The following are reconciliations of Operating Income (Loss) to Adjusted EBITDA and Adjusted Property EBITDAR

Three Months Ended December 31, 2008
	Operating Income (Loss)	Depreciation and Amortization	Impairment and Loss on Disposal of Assets	Pre-Opening Expense	Development Expense	(1) Stock-Based Compensation	Adjusted EBITDA	Corporate Expense	Rental Expense	Adjusted Property EBITDAR

Sands Macao	$38,731	$12,009	$223	$-	$-	$943	$51,906	$-	$384	$52,290
The Venetian Macao	61,344	47,639	135	(654)	-	2,287	110,751	-	2,047	112,798
Four Seasons Macao	(10,704)	11,471	59	2,977	-	148	3,951	-	653	4,604
Macao Operating Properties	89,371	71,119	417	2,323	-	3,378	166,608	-	3,084	169,692
Las Vegas Operating Properties	14,640	64,797	3,100	34	-	5,733	88,304	-	1,338	89,642
Property Operations	104,011	135,916	3,517	2,357	-	9,111	254,912	-	4,422	259,334
Other Asia (2)	(40,807)	3,167	21,359	(29)	39	892	(15,379)	-	-	(15,379)
Other development	(59,843)	528	-	54,524	1,246	-	(3,545)	-	3,545	-
Corporate	(37,740)	2,622	13,292	-	-	-	(21,826)	21,826	-	-
	$(34,379)	$142,233	$38,168	$56,852	$1,285	$10,003	$214,162	$21,826	$7,967	$243,955

Three Months Ended December 31, 2007
	Operating Income (Loss)	Depreciation and Amortization	(Gain) Loss on Disposal of Assets	Pre-Opening Expense	Development Expense	(1) Stock-Based Compensation	Adjusted EBITDA	Corporate Expense	Rental Expense	Adjusted Property EBITDAR
Sands Macao	$62,902	$12,279	$195	$488	$-	$839	$76,703	$-	$341	$77,044
The Venetian Macao	70,125	42,542	-	3,112	-	1,329	117,108	-	789	117,897
Macao Operating Properties	133,027	54,821	195	3,600	-	2,168	193,811	-	1,130	194,941
Las Vegas Operating Properties	77,220	21,828	(105)	944	-	3,494	103,381	-	2,189	105,570
Property Operations	210,247	76,649	90	4,544	-	5,662	297,192	-	3,319	300,511
Other Asia	(11,487)	497	-	5,283	1,374	83	(4,250)	-	-	(4,250)
Other development	(34,757)	2,073	1	26,229	1,127	-	(5,327)	-	5,327	-
Corporate	(30,438)	2,076	505	-	-	-	(27,857)	27,857	-	-
	$133,565	$81,295	$596	$36,056	$2,501	$5,745	$259,758	$27,857	$8,646	$296,261

Twelve Months Ended December 31, 2008
		Depreciation and Amortization	Impairment and Loss on Disposal of Assets			(1) Stock-Based Compensation				Adjusted Property EBITDAR
	Operating Income (Loss)			Pre-Opening Expense	Development Expense		Adjusted EBITDA	Corporate Expense	Rental Expense

Sands Macao	$156,978	$51,127	$1,382	$128	$-	$3,519	$213,134	$-	$1,439	$214,573
The Venetian Macao	283,449	190,212	176	8,911	-	8,093	490,841	-	8,184	499,025
Four Seasons Macao	(14,882)	15,033	59	6,241	-	284	6,735	-	832	7,567
Macao Operating Properties	425,545	256,372	1,617	15,280	-	11,896	710,710	-	10,455	721,165
Las Vegas Operating Properties	120,246	228,785	9,015	7,129	-	20,035	385,210	-	6,929	392,139
Property Operations	545,791	485,157	10,632	22,409	-	31,931	1,095,920	-	17,384	1,113,304
Other Asia (2)	(87,299)	9,096	21,221	3,225	1,184	3,108	(49,465)	-	-	(49,465)
Other development	(167,330)	2,881	-	136,688	11,605	-	(16,156)	-	16,156	-
Corporate	(127,499)	9,852	13,292	-	-	-	(104,355)	104,355	-	-
	$163,663	$506,986	$45,145	$162,322	$12,789	$35,039	$925,944	$104,355	$33,540	$1,063,839

Twelve Months Ended December 31, 2007
		Depreciation and Amortization	Loss on Disposal of Assets			(1) Stock-Based Compensation				Adjusted Property EBITDAR
	Operating Income (Loss)			Pre-Opening Expense	Development Expense		Adjusted EBITDA	Corporate Expense	Rental Expense

Sands Macao	$323,670	$43,683	$562	$952	$-	$3,433	$372,300	$-	$1,207	$373,507
The Venetian Macao	76,956	59,279	-	3,112	-	1,712	141,059	-	3,358	144,417
Macao Operating Properties	400,626	102,962	562	4,064	-	5,145	513,359	-	4,565	517,924
Las Vegas Operating Properties	254,151	84,991	53	3,009	-	10,524	352,728	-	8,348	361,076
Property Operations	654,777	187,953	615	7,073	-	15,669	866,087	-	12,913	879,000
Other Asia	(11,487)	497	-	5,283	1,374	83	(4,250)	-	-	(4,250)
Other development	(211,690)	7,536	2	176,924	8,354	-	(18,874)	-	18,874	-
Corporate	(101,590)	6,571	505	-	-	-	(94,514)	94,514	-	-
	$330,010	$202,557	$1,122	$189,280	$9,728	$15,752	$748,449	$94,514	$31,787	$874,750

(1) The Company recorded $14.7 million and $10.4 million of stock-based compensation expense during the three months ended December 31, 2008 and 2007, respectively, of which $3.8 million and $3.9 million respectively, is included in corporate expense and $0.9 million and $0.8 million, respectively, is included in pre-opening and development expense on our condensed consolidated statements of operations. During the years ended December 31, 2008 and 2007, the Company recorded stock-based compensation expense of $53.9 million and $33.2 million, respectively, of which $14.6 million and $12.0 million, respectively, is included in corporate expense and $4.3 million and $5.4 million, respectively, is included in pre-opening and development expense on our condensed consolidated statements of operations.
(2) Primarily includes the results of operations for Cotal Waterjets.

Las Vegas Sands Corp. and Subsidiaries

Non-GAAP Measure

(In thousands)

(Unaudited)

The following is a reconciliation of Net Income (Loss) to Adjusted EBITDA and Adjusted Property EBITDAR:

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2008	2007	2008	2007
Net income (loss)	$(111,320)	$39,883	$(163,558)	$116,688
Add (deduct) :
Noncontrolling interest	(286)	-	(4,767)	-
(Benefit) provision for income taxes	(40,167)	5,663	(59,700)	21,591
Other (income) expense	(7,868)	16,397	(19,492)	8,682
Interest income	(7,973)	(11,558)	(19,786)	(72,464)
Interest expense, net of amounts capitalized	128,116	83,180	421,825	244,808
Loss on early retirement of debt	5,119	-	9,141	10,705
Depreciation and amortization	142,233	81,295	506,986	202,557
Loss on disposal of assets	600	596	7,577	1,122
Impairment loss	37,568	-	37,568	-
Pre-opening expense	56,852	36,056	162,322	189,280
Development expense	1,285	2,501	12,789	9,728
Stock-based compensation (1)	10,003	5,745	35,039	15,752

Adjusted EBITDA	214,162	259,758	925,944	748,449

Add :
Rental expense	7,967	8,646	33,540	31,787
Corporate expense	21,826	27,857	104,355	94,514

Adjusted Property EBITDAR	$243,955	$296,261	$1,063,839	$874,750

(1) See prior page

_______________________

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Net Revenues by Resort
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2008	2007	2008	2007

Las Vegas Operations	$327,090	$258,666	$1,335,032	$984,125
Sands Macao	247,157	288,189	1,032,100	1,314,733
The Venetian Macao	471,373	500,405	1,943,196	650,496
Four Seasons Macao	42,233	-	62,536	-
Other Asia	5,522	1,213	17,082	1,213

	$1,093,375	$1,048,473	$4,389,946	$2,950,567

_______________________

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Adjusted Property EBITDAR as a Percentage of Net Revenues
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2008	2007	2008	2007
Las Vegas Operations	27.4%	40.8%	29.4%	36.7%
Sands Macao	21.2%	26.7%	20.8%	28.4%
The Venetian Macao	23.9%	23.6%	25.7%	22.2%
Four Seasons Macao	10.9%	N/A	12.1%	N/A
Other Asia	-278.5%	-350.4%	-289.6%	-350.4%

Total	22.3%	28.3%	24.2%	29.6%

Las Vegas Sands Corp. and Subsidiaries

Non-GAAP Measure - Adjusted Net Income and Earnings Per Share

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2008	2007	2008	2007

Net income (loss) attributable to common stockholders	$(136,526)	$39,883	$(188,764)	$116,688

Pre-opening expense, net	55,475	28,936	153,230	177,265
Development expense, net	885	1,874	9,022	7,618
Impairment loss, net	31,893	-	31,893	-
Loss on disposal of assets, net	537	456	5,444	927
Loss on early retirement of debt	5,119	-	9,141	6,958
Accumulated but undeclared dividend requirement on preferred stock	6,784	-	6,784	-
Accumulated but undeclared dividend requirement on preferred stock issued to Principal Stockholder's family	6,854	-	6,854	-
Accretion to redemption value of preferred stock issued to Principal Stockholder's family	11,176	-	11,176	-

Adjusted net income (loss)	$(17,803)	$71,149	$44,780	$309,456

Per diluted share of common stock:
Net income (loss) attributable to common stockholders	$(0.27)	$0.11	$(0.48)	$0.33

Pre-opening expense, net	0.11	0.08	0.39	0.50
Development expense, net	-	0.01	0.02	0.02
Impairment loss, net	0.07	-	0.08	-
Loss on disposal of assets, net	-	-	0.01	-

Loss on early retirement of debt	0.01	-	0.02	0.02

Accumulated but undeclared dividend requirement on preferred stock	0.01	-	0.02	-

Accumulated but undeclared dividend requirement on preferred stock issued to Principal Stockholder's family	0.01	-	0.02	-

Accretion to redemption value of preferred stock issued to Principal Stockholder's family	0.02	-	0.03	-

Adjusted earnings (loss) per diluted share	$(0.04)	$0.20	$0.11	$0.87

Weighted average diluted shares outstanding	501,692,862	357,012,901	393,832,433	355,789,619

Las Vegas Sands Corp. and Subsidiaries

Supplemental Data Schedule

(Unaudited)

		Three Months Ended December 31,		Twelve Months Ended December 31,

		2008	2007	2008	2007
Room Statistics:
	The Venetian Las Vegas:
	Occupancy %	91.9%	94.8%	91.4%	98.4%
	Average daily room rate (ADR) (1)	$203	$258	$232	$258
	Revenue per available room (REVPAR) (2)	$186	$244	$212	$254

	The Palazzo:
	Occupancy %	96.0%	N/A	91.1%	N/A
	Average daily room rate (ADR) (1)	$217	N/A	$233	N/A
	Revenue per available room (REVPAR) (2)	$208	N/A	$212	N/A

	Sands Macao:
	Occupancy %	98.1%	97.8%	98.4%	97.2%
	Average daily room rate (ADR) (1)	$265	$254	$266	$293
	Revenue per available room (REVPAR) (2)	$260	$248	$261	$285

	The Venetian Macao:
	Occupancy %	90.2%	88.1%	85.3%	85.7%
	Average daily room rate (ADR) (1)	$236	$224	$226	$221
	Revenue per available room (REVPAR) (2)	$213	$198	$193	$190

	Four Seasons Macao:
	Occupancy %	32.1%	N/A	32.0%	N/A
	Average daily room rate (ADR) (1)	$332	N/A	$344	N/A
	Revenue per available room (REVPAR) (2)	$107	N/A	$110	N/A

Other Information:
	The Venetian Las Vegas:
	Table games win per unit per day (3)	$4,569	$7,518	$4,239	$6,234
	Slot machine win per unit per day (4)	$198	$259	$202	$242
	Average number of table games	125	130	129	133
	Average number of slot machines	1,531	1,690	1,631	1,685

	The Palazzo:
	Table games win per unit per day (3)	$4,015	N/A	$3,516	N/A
	Slot machine win per unit per day (4)	$185	N/A	$173	N/A
	Average number of table games	129	N/A	128	N/A
	Average number of slot machines	1,372	N/A	1,388	N/A

	Sands Macao:
	Table games win per unit per day (3)	$6,160	$5,340	$5,637	$5,687
	Slot machine win per unit per day (4)	$173	$139	$176	$149
	Average number of table games	500	632	563	694
	Average number of slot machines	1,183	1,457	1,254	1,499

	The Venetian Macao:
	Table games win per unit per day (3)	$6,776	$6,219	$6,694	$5,964
	Slot machine win per unit per day (4)	$219	$111	$182	$100
	Average number of table games	666	848	734	856
	Average number of slot machines	2,175	2,988	2,325	3,077

	Four Seasons Macao:
	Table games win per unit per day (3)	$3,482	N/A	$3,932	N/A
	Slot machine win per unit per day (4)	$91	N/A	$85	N/A
	Average number of table games	101	N/A	99	N/A
	Average number of slot machines	195	N/A	199	N/A

(1)	ADR is Average Daily Rate and is calculated by dividing total room revenue by total rooms occupied.
(2)	REVPAR is defined as Revenue Per Available Room and is calculated by dividing total room revenue by total rooms available.
(3)	Table games win per unit per day is shown before discounts and commissions.
(4)	Slot machine win per unit per day is shown before deducting cost for slot points.